Exhibit (99)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Financial Information

(Unaudited)

As of June 30, 2006 and

For the Six Months Ended June 30, 2006 and 2005

The “Bank” as noted herein refers to Wachovia Bank, National Association.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet Information

(Unaudited)

	June 30, 2006
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$13,348	(587)	12,761
Interest-bearing bank balances	1,000	1,244	2,244
Federal funds sold and securities purchased under resale agreements	4,614	12,609	17,223

Total cash and cash equivalents	18,962	13,266	32,228
Trading account assets	33,921	12,631	46,552
Securities	113,876	6,577	120,453
Loans, net of unearned income	279,110	3,806	282,916
Allowance for loan losses	(2,954)	(67)	(3,021)

Loans, net	276,156	3,739	279,895
Loans held for sale	7,750	—	7,750
Premises and equipment	3,907	1,415	5,322
Due from customers on acceptances	1,010	—	1,010
Goodwill	21,372	2,178	23,550
Intangible assets	2,495	(1,060)	1,435
Other assets	24,821	10,598	35,419

Total assets	$504,270	49,344	553,614

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	67,649	(1,261)	66,388
Interest-bearing deposits	270,653	(9,427)	261,226

Total deposits	338,302	(10,688)	327,614
Short-term borrowings	39,422	23,365	62,787
Bank acceptances outstanding	1,021	—	1,021
Trading account liabilities	13,188	5,221	18,409
Other liabilities	10,694	6,611	17,305
Long-term debt	48,566	26,061	74,627

Total liabilities	451,193	50,570	501,763

Minority interest in net assets of consolidated subsidiaries	1,721	1,258	2,979

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—
Common stock	455	4,843	5,298
Paid-in capital	37,341	(3,255)	34,086
Retained earnings	15,912	(3,909)	12,003
Accumulated other comprehensive income, net	(2,352)	(163)	(2,515)

Total stockholders’ equity	51,356	(2,484)	48,872

Total liabilities and stockholders’ equity	$504,270	49,344	553,614

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Six Months Ended June 30, 2006
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$9,285	(141)	9,144
Interest and dividends on securities	3,095	155	3,250
Trading account interest	476	236	712
Other interest income	212	793	1,005

Total interest income	13,068	1,043	14,111

INTEREST EXPENSE
Interest on deposits	4,016	(202)	3,814
Interest on borrowings	2,006	1,160	3,166

Total interest expense	6,022	958	6,980

Net interest income	7,046	85	7,131
Provision for credit losses	155	(35)	120

Net interest income after provision for credit losses	6,891	120	7,011

FEE AND OTHER INCOME
Service charges and fees	1,343	730	2,073
Commissions	327	884	1,211
Fiduciary and asset management fees	295	1,274	1,569
Principal investing	—	292	292
Other income	2,578	(623)	1,955

Total fee and other income	4,543	2,557	7,100

NONINTEREST EXPENSE
Salaries and employee benefits	3,050	2,299	5,349
Occupancy and equipment	915	230	1,145
Other intangible amortization	173	17	190
Sundry expense	2,744	(928)	1,816

Total noninterest expense	6,882	1,618	8,500

Minority interest in income of consolidated subsidiaries	—	185	185

Income before income taxes	4,552	874	5,426
Income taxes	1,487	326	1,813

Net income	$3,065	548	3,613

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Six Months Ended June 30, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$6,834	(298)	6,536
Interest and dividends on securities	2,778	85	2,863
Trading account interest	415	317	732
Other interest income	251	773	1,024

Total interest income	10,278	877	11,155

INTEREST EXPENSE
Interest on deposits	2,380	(109)	2,271
Interest on borrowings	1,304	809	2,113

Total interest expense	3,684	700	4,384

Net interest income	6,594	177	6,771
Provision for credit losses	53	33	86

Net interest income after provision for credit losses	6,541	144	6,685

FEE AND OTHER INCOME
Service charges and fees	1,130	617	1,747
Commissions	440	732	1,172
Fiduciary and asset management fees	375	1,097	1,472
Principal investing	(55)	155	100
Other income	1,634	(153)	1,481

Total fee and other income	3,524	2,448	5,972

NONINTEREST EXPENSE
Salaries and employee benefits	2,673	2,052	4,725
Occupancy and equipment	854	201	1,055
Other intangible amortization	208	14	222
Sundry expense	1,838	(180)	1,658

Total noninterest expense	5,573	2,087	7,660

Minority interest in income of consolidated subsidiaries	—	135	135

Income before income taxes	4,492	370	4,862
Income taxes	1,437	154	1,591

Net income	$3,055	216	3,271

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Six Months Ended June 30, 2006
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance, December 31, 2005	$455	4,734	5,189
Purchases of common stock	—	(216)	(216)
Common stock issued for
Stock options and restricted stock	—	62	62
Acquisitions	—	263	263

Balance, June 30, 2006	455	4,843	5,298

PAID-IN CAPITAL
Balance, December 31, 2005	34,604	(3,432)	31,172
Purchases of common stock	—	(1,367)	(1,367)
Common stock issued for
Stock options and restricted stock	—	602	602
Acquisitions	2,737	965	3,702
Deferred compensation, net	—	(23)	(23)

Balance, June 30, 2006	37,341	(3,255)	34,086

RETAINED EARNINGS
Balance, December 31, 2005	12,974	(1,001)	11,973
Cumulative effect of an accounting change, net of income taxes	41	—	41
Purchases of common stock	—	(1,987)	(1,987)
Net income	3,065	548	3,613
Acquisitions	832	(832)	—
Cash dividends	(1,000)	(637)	(1,637)

Balance, June 30, 2006	15,912	(3,909)	12,003

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2005	(659)	(114)	(773)
Net unrealized losses on debt and equity securities and on derivative financial instruments	(1,693)	(49)	(1,742)

Balance, June 30, 2006	(2,352)	(163)	(2,515)

Total stockholders’ equity, June 30, 2006	$51,356	(2,484)	48,872

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Six Months Ended June 30, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance, December 31, 2004	$455	4,839	5,294
Purchases of common stock	—	(84)	(84)
Common stock issued for
Stock options and restricted stock	—	48	48

Balance, June 30, 2005	455	4,803	5,258

PAID-IN CAPITAL
Balance, December 31, 2004	24,214	6,906	31,120
Purchases of common stock	—	(344)	(344)
Common stock issued for
Stock options and restricted stock	—	478	478
Acquisitions	12,900	(12,900)	—
Excess capital returned to the Parent Company	(1,763)	1,763	—
Deferred compensation, net	—	(216)	(216)

Balance, June 30, 2005	35,351	(4,313)	31,038

RETAINED EARNINGS
Balance, December 31, 2004	7,472	2,706	10,178
Purchases of common stock	—	(918)	(918)
Net income	3,055	216	3,271
Acquisitions	967	(967)	—
Cash dividends	—	(1,452)	(1,452)

Balance, June 30, 2005	11,494	(415)	11,079

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2004	778	(53)	725
Acquisitions	8	(8)	—
Net unrealized gains (losses) on debt and equity securities and on derivative financial instruments	(200)	4	(196)

Balance, June 30, 2005	586	(57)	529

Total Stockholders’ Equity, June 30, 2005	$47,886	18	47,904

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Six Months Ended June 30, 2006
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$3,065	548	3,613
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	2	(1)	1
Provision for credit losses	155	(35)	120
Gain on securitization transactions	(56)	(56)	(112)
Gain on sale of mortgage servicing rights	(12)	—	(12)
Securities transactions	29	(6)	23
Depreciation and other amortization	500	334	834
Trading account assets, net	(2,449)	(1,399)	(3,848)
Loss on sales of premises and equipment	11	1	12
Loans held for sale, net	(1,852)	173	(1,679)
Other assets, net	1,990	(1,959)	31
Trading account liabilities, net	548	263	811
Other liabilities, net	(265)	1,817	1,552

Net cash provided (used) by operating activities	1,666	(320)	1,346

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	14,713	431	15,144
Maturities of securities	8,597	575	9,172
Purchases of securities	(26,447)	(1,070)	(27,517)
Origination of loans, net	(12,869)	362	(12,507)
Sales of premises and equipment	69	44	113
Purchases of premises and equipment	(527)	(331)	(858)
Goodwill and other intangible assets	(1,988)	1,889	(99)
Purchase of bank-owned separate account life insurance	(339)	—	(339)
Cash equivalents acquired, net of purchases of banking organizations	1,146	(149)	997

Net cash provided (used) by investing activities	(17,645)	1,751	(15,894)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Deposits, net	2,043	(1,564)	479
Securities sold under repurchase agreements and other short-term borrowings, net	1,229	(395)	834
Issuances of long-term debt	13,677	4,297	17,974
Payments of long-term debt	(4,075)	(1,216)	(5,291)
Issuances of common stock, net	—	362	362
Purchases of common stock	—	(3,570)	(3,570)
Cash dividends paid	(1,000)	(637)	(1,637)

Net cash provided (used) by financing activities	11,874	(2,723)	9,151

Decrease in cash and cash equivalents	(4,105)	(1,292)	(5,397)
Cash and cash equivalents, beginning of year	23,067	14,558	37,625

Cash and cash equivalents, end of period	$18,962	13,266	32,228

NONCASH ITEMS
Transfer to securities from loans	$2,422	—	2,422
Transfer to securities from loans held for sale	52	—	52
Transfer to loans from loans held for sale	308	—	308
Cumulative effect of an accounting change, net of income taxes	41	—	41
Issuance of common stock for purchase accounting acquisitions	$3,569	396	3,965

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Six Months Ended June 30, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$3,055	216	3,271
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	125	3	128
Provision for credit losses	53	33	86
Gain on securitization transactions	(74)	(25)	(99)
Gain on sale of mortgage servicing rights	(12)	—	(12)
Securities transactions	(89)	(45)	(134)
Depreciation and other amortization	511	216	727
Trading account assets, net	(3,695)	3,108	(587)
Loss on sales of premises and equipment	3	58	61
Contribution to qualified pension plan	(284)	(46)	(330)
Loans held for sale, net	(1,666)	21	(1,645)
Other assets, net	(1,041)	487	(554)
Trading account liabilities, net	(935)	(947)	(1,882)
Other liabilities, net	1,536	(1,703)	(167)

Net cash provided (used) by operating activities	(2,513)	1,376	(1,137)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	23,306	694	24,000
Maturities of securities	15,591	3,171	18,762
Purchases of securities	(45,633)	(4,565)	(50,198)
Origination of loans, net	(4,570)	(1,960)	(6,530)
Sales of premises and equipment	17	18	35
Purchases of premises and equipment	(411)	(108)	(519)
Goodwill and other intangible assets	(249)	(78)	(327)
Purchase of bank-owned separate account life insurance	(1,624)	—	(1,624)
Cash equivalents acquired, net of purchases of insurance organizations	3,450	(3,432)	18

Net cash used by investing activities	(10,123)	(6,260)	(16,383)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Purchases of deposits, net	3,981	876	4,857
Securities sold under repurchase agreements and other short-term borrowings, net	4,057	8,263	12,320
Issuances of long-term debt	1,406	2,855	4,261
Payments of long-term debt	(1,452)	(562)	(2,014)
Issuances of common stock, net	—	147	147
Purchases of common stock	—	(1,346)	(1,346)
Excess capital returned to Parent company	(1,763)	1,763	—
Cash dividends paid	—	(1,452)	(1,452)

Net cash provided by financing activities	6,229	10,544	16,773

Increase (decrease) in cash and cash equivalents	(6,407)	5,660	(747)
Cash and cash equivalents, beginning of year	24,937	13,654	38,591

Cash and cash equivalents, end of period	$18,530	19,314	37,844

NONCASH ITEMS
Transfer to securities from loans	$51	—	51
Transfer to securities from loans held for sale	87	—	87
Transfer to loans from loans held for sale	$15	—	15